LIVE NATION ENTERTAINMENT REPORTS THIRD QUARTER 2021 RESULTS

Highlights
All Business Segments Returned to Positive Operating Income and AOI Resulting in Company-Wide Operating Income of $137 million and AOI of $306 million
Ticketmaster Delivered its Highest Operating Income and AOI Quarter Ever at $114 million and $172 million, respectively
Fan Demand Led to Double-Digit Growth in Pricing and On-Site Spending
The Return to Live is Accelerating with Show Count Up Double-Digits for 2022 Relative to This Time in 2019
Sponsorship Commitments for 2022 Are Up Double-Digits Relative to This Time in 2019
LOS ANGELES – November 4, 2021 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the quarter ended September 30, 2021.

Third quarter marked return to live at scale
Live music roared back over the past quarter, driving all our business segments to positive operating income and AOI for the first time in two years, with a company-wide operating income and AOI of $137 million and $306 million, respectively.
The 2021 summer concerts season rebounded quickly, with 17 million fans attending our shows in the quarter, as the return to live reflected tremendous pent-up demand. Festivals were a large part of our return to live this summer, with many of our festivals selling out in record time and overall ticket sales for major festivals were up 10% versus 2019. And we have had a number of tours already sell over 500 thousand tickets for shows this year, including sell-out tours by Harry Styles, Chris Stapleton and others.
In addition to increased attendance, strong demand also enabled improved pricing, with average amphitheater and major festival pricing up double-digits versus 2019. And at our shows, fans spent at record levels, with on-site spending per fan up over 20% in amphitheaters and festivals compared to 2019.
We delivered these results within an operating environment that required us to ramp up quickly, institute new health and safety protocols, and staff our front line in a tight labor market. On the health and safety front, we set the industry standard by requiring proof of vaccine or testing for our shows, with no change in fan purchasing behavior. More importantly, our protocols proved effective in mitigating major Covid disruptions to our business in the U.S. and the U.K. and allowed us to work in conjunction with local health officials to mitigate transmission risks from our events. On the labor front, we were able to meet staffing requirements for our peak outdoor season without any show disruption.
We also saw strong fan demand in our Ticketmaster results, which delivered its highest operating income and AOI quarter ever. Third quarter was Ticketmaster’s fourth highest fee-bearing GTV quarter ever excluding refunds, led by sports leagues restarting and concert on-sales for 2022 ramping up. In addition, Ticketmaster’s secondary business delivered its highest GTV month in September, showing continued growth in the segment even as artists and content owners continue shifting more of the value to primary sales.
As fans came back, so too did our brand partners who continue to seek to connect to the live music fans. As a result, our sponsorship and advertising business delivered over $100 million in operating income and AOI in the quarter, the first time at this level since third quarter of 2019. The return of sponsorship and advertising has been largely driven by our historical major partners, along with the addition of new brands including Truly Hard Seltzer, as well as Coinbase and Solana in the fintech space.
Leading indicators point to a record 2022
As we now look forward to 2022, we are encouraged by all our leading indicators across each business. Through October, our confirmed show count across amphitheaters, arenas and stadiums is up double-digits relative to the same time in 2019 for 2020 shows, and through mid-October, we have already sold 22 million tickets for our shows in 2022. Demand has been stronger than ever for many of these on-sales with one million tickets sold for each Coldplay and Red Hot Chili Peppers tours, and several other tours already selling over 500 thousand tickets.
Ticketmaster’s on-sales for 2022 reinforce this demand, as we expect the 2021 fourth quarter transacted fee-bearing GTV to be at a record level, even after already selling 65 million fee-bearing tickets for events next year. Ticketmaster has also added clients representing 14 million net new fee-bearing tickets so far this year, further accelerating its growth on a global basis.
Our sponsorship and advertising business has had similar success with its clients, with our confirmed pipeline for 2022 up double-digits relative to this time in 2019 for 2020.
At the same time, we are continuing our cost focus to deliver $200 million in structural savings from our pre-pandemic 2020 plan, making us more nimble and better positioned to invest for future growth.
As we get close to turning the page on 2021, I remain more convinced than ever on the power and potential of live entertainment, and the strength of our position. No industry was more impacted by the pandemic over the last two years, and no industry has so proven its durability of demand in the face of such disruption.

I fully expect we will continue to have bumps in the road in the coming months, and it will take some time for international artists to be touring on a truly global basis, but the fundamental strength of live entertainment and Live Nation has proven out, and I expect we will only continue to grow from here.
Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – THIRD QUARTER
(unaudited; $ in millions)

	Q3 2021 Reported	Q3 2020 Reported	Growth	Q3 2021 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$2,151.6	$154.8	*	$2,132.5	*
Ticketing	374.2	(19.8)	*	372.3	*
Sponsorship & Advertising	174.4	47.9	*	172.6	*
Other and Eliminations	(1.7)	1.1	*	(1.6)	*
	$2,698.5	$184.0	*	$2,675.8	*

Operating Income (Loss)
Concerts	$(32.8)	$(281.6)	88%	$(33.4)	88%
Ticketing	114.3	(197.4)	*	114.9	*
Sponsorship & Advertising	102.8	13.8	*	101.3	*
Other and Eliminations	(0.1)	(4.8)	98%	0.1	*
Corporate	(47.1)	(34.4)	(37)%	(47.1)	(37)%
	$137.1	$(504.4)	*	$135.8	*

Adjusted Operating Income (Loss)
Concerts	$59.6	$(173.4)	*	$58.2	*
Ticketing	171.8	(141.9)	*	171.8	*
Sponsorship & Advertising	111.2	22.9	*	109.8	*
Other and Eliminations	(1.2)	(5.1)	76%	(1.2)	76%
Corporate	(35.7)	(21.7)	(65)%	(35.7)	(65)%
	$305.7	$(319.2)	*	$302.9	*

* percentages are not meaningful

FINANCIAL HIGHLIGHTS – NINE MONTHS
(unaudited; $ in millions)

	9 Months 2021 Reported	9 Months 2020 Reported	Growth	9 Months 2021 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$2,678.0	$1,290.0	*	$2,642.6	*
Ticketing	646.6	177.4	*	639.2	*
Sponsorship & Advertising	241.7	156.6	54%	237.8	52%
Other and Eliminations	(0.9)	(0.2)	*	(0.9)	*
	$3,565.4	$1,623.8	*	$3,518.7	*

Operating Income (Loss)
Concerts	$(324.5)	$(722.6)	55%	$(316.6)	56%
Ticketing	37.4	(480.5)	*	43.3	*
Sponsorship & Advertising	101.6	40.8	*	99.4	*
Other and Eliminations	(0.1)	(13.0)	99%	(0.1)	99%
Corporate	(107.7)	(89.9)	20%	(107.8)	(20)%
	$(293.3)	$(1,265.2)	77%	$(281.8)	78%

Adjusted Operating Income (Loss)
Concerts	$(99.0)	$(472.3)	79%	$(96.7)	80%
Ticketing	208.4	(300.8)	*	210.0	*
Sponsorship & Advertising	127.8	67.7	89%	125.6	85%
Other and Eliminations	(4.6)	(11.7)	61%	(4.6)	61%
Corporate	(69.0)	(54.5)	(27)%	(69.0)	(27)%
	$163.6	$(771.6)	*	$165.3	*

* percentages are not meaningful

•As of September 30, 2021, total cash and cash equivalents were $4.6 billion, which includes $1.3 billion in ticketing client cash and $1.7 billion in free cash. This free cash, along with $571 million of available debt capacity, gives the company $2.3 billion of available liquidity. The company believes this level of liquidity will provide it with the runway it needs as more shows returns.
•Event-related deferred revenue was $1.9 billion as of September 30, 2021 compared to $1.4 billion as of September 30, 2020. In addition, the company had long-term deferred revenue of $101 million for events scheduled more than one year out as of September 30, 2021.
•For the nine months ended September 30, 2021, net cash provided by operating activities was $1.0 billion and free cash flow — adjusted was $(129.9) million.
•The company currently expects capital expenditures for the full year to be approximately $185 million in 2021, with over 60% of this spend going into revenue generating projects.

KEY OPERATING METRICS
(unaudited)

	Q3 2021	Q3 2020	9 Months 2021	9 Months 2020
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	4,235	219	5,695	5,016
International	1,328	141	2,252	2,571
Total estimated events	5,563	360	7,947	7,587
Estimated fans:
North America	13,425	204	14,151	5,943
International	3,427	61	4,562	4,779
Total estimated fans	16,852	265	18,713	10,722
Ticketing (2)
Estimated number of fee-bearing tickets	43,296	1,323	76,222	28,658
Estimated number of non-fee-bearing tickets	39,798	8,392	78,174	70,031
Total estimated tickets sold	83,094	9,715	154,396	98,689

 _________

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the period regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticketing metrics are net of any refunds requested and any cancellations that occurred during the period and up to the time of reporting of these consolidated financial statements, which may result in a negative number. Fee-bearing tickets sold above are net of refunds of 5.8 million and 5.2 million tickets for the three months ended September 30, 2021 and 2020, respectively, and 12.9 million and 23.2 million tickets for the nine months ended September 30, 2021 and 2020, respectively.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by (Used in) Operating Activities

($ in millions)	Q3 2021	Q3 2020
Net cash used in operating activities	$(145.3)	$(566.5)
Less: Changes in operating assets and liabilities (working capital)	356.8	223.9
Free cash flow from earnings	$211.5	$(342.6)
Less: Maintenance capital expenditures	(22.9)	(10.3)
Distributions to noncontrolling interests	(11.1)	(5.2)
Free cash flow — adjusted	$177.5	$(358.1)

Net cash used in investing activities	$(61.5)	$(33.9)

Net cash provided by (used in) financing activities	$820.8	$(100.5)

($ in millions)	9 Months 2021	9 Months 2020
Net cash provided by (used in) operating activities	$1,024.7	$(956.9)
Less: Changes in operating assets and liabilities (working capital)	(1,091.8)	120.9
Free cash flow from earnings	$(67.1)	$(836.0)
Less: Maintenance capital expenditures	(37.2)	(56.0)
Distributions to noncontrolling interests	(25.6)	(31.5)
Free cash flow — adjusted	$(129.9)	$(923.5)

Net cash used in investing activities	$(111.8)	$(224.5)

Net cash provided by financing activities	$1,222.3	$1,361.6

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	September 30, 2021
Cash and cash equivalents	$4,628.9
Client cash	(1,259.3)
Deferred revenue — event-related	(1,869.2)
Accrued artist fees	(69.1)
Collections on behalf of others	(87.1)
Prepaid expenses — event-related	402.6
Free cash	$1,746.8

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding leading indicators pointing to a record 2022; the company’s current expectations for fourth quarter 2021 transacted gross transaction value (GTV) in its Ticketmaster business; the company’s cost focus and anticipated $200 million in structural savings from its pre-pandemic 2020 plan; the strength of the company’s positioning and prospects for future growth; the company’s belief that its level of liquidity will provide it with the runway it needs as more shows return; the company’s current expectations for capital expenditures for 2021; and estimated additional fan refunds for the year. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Operating income (loss)	Stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Amortization of non-recoupable ticketing contract advances	Acquisition expenses	Adjusted operating income (loss) reported	Foreign exchange impact	Adjusted operating income (loss) constant currency

	Three Months Ended September 30, 2021

Concerts	$(32.8)	$14.2	$(1.1)	$59.5	$—	$19.8	$59.6	$(1.4)	$58.2
Ticketing	114.3	3.3	(0.1)	32.0	21.7	0.6	171.8	—	171.8
Sponsorship & Advertising	102.8	1.3	—	7.2	—	(0.1)	111.2	(1.4)	109.8
Other & Eliminations	(0.1)	—	—	—	(1.2)	0.1	(1.2)	—	(1.2)
Corporate	(47.1)	8.5	0.1	2.5	—	0.3	(35.7)	—	(35.7)
Total Live Nation	$137.1	$27.3	$(1.1)	$101.2	$20.5	$20.7	$305.7	$(2.8)	$302.9

	Three Months Ended September 30, 2020

Concerts	$(281.6)	$39.6	$0.2	$65.8	$—	$2.6	$(173.4)	$—	$(173.4)
Ticketing	(197.4)	5.4	—	42.6	9.2	(1.7)	(141.9)	—	(141.9)
Sponsorship & Advertising	13.8	2.5	—	6.6	—	—	22.9	—	22.9
Other & Eliminations	(4.8)	—	—	2.2	(2.5)	—	(5.1)	—	(5.1)
Corporate	(34.4)	9.2	—	2.7	—	0.8	(21.7)	—	(21.7)
Total Live Nation	$(504.4)	$56.7	$0.2	$119.9	$6.7	$1.7	$(319.2)	$—	$(319.2)

	Nine Months Ended September 30, 2021

Concerts	$(324.5)	$34.2	$(1.0)	$180.9	$—	$11.4	$(99.0)	$2.3	$(96.7)
Ticketing	37.4	12.2	(0.1)	103.4	53.8	1.7	208.4	1.6	210.0
Sponsorship & Advertising	101.6	4.3	—	21.8	—	—	127.8	(2.2)	125.6
Other & Eliminations	(0.1)	—	—	0.1	(4.6)	—	(4.6)	—	(4.6)
Corporate	(107.7)	29.5	0.1	7.6	—	1.5	(69.0)	—	(69.0)
Total Live Nation	$(293.3)	$80.2	$(1.0)	$313.8	$49.2	$14.6	$163.6	$1.7	$165.3

	Nine Months Ended September 30, 2020

Concerts	$(722.6)	$66.4	$0.9	$202.3	$—	$(19.3)	$(472.3)	$—	$(472.3)
Ticketing	(480.5)	11.2	—	125.1	44.1	(0.7)	(300.8)	—	(300.8)
Sponsorship & Advertising	40.8	5.2	—	21.8	—	(0.1)	67.7	—	67.7
Other & Eliminations	(13.0)	—	—	6.6	(5.3)	—	(11.7)	—	(11.7)
Corporate	(89.9)	24.2	—	9.0	—	2.2	(54.5)	—	(54.5)
Total Live Nation	$(1,265.2)	$107.0	$0.9	$364.8	$38.8	$(17.9)	$(771.6)	$—	$(771.6)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2021	December 31, 2020
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$4,628,880	$2,537,787
Accounts receivable, less allowance of $53,116 and $72,904, respectively	1,182,242	486,734
Prepaid expenses	691,086	577,130
Restricted cash	4,317	8,652
Other current assets	48,766	39,465
Total current assets	6,555,291	3,649,768
Property, plant and equipment, net	1,041,854	1,101,414
Operating lease assets	1,390,650	1,424,223
Intangible assets
Definite-lived intangible assets, net	732,276	855,600
Indefinite-lived intangible assets	369,016	369,058
Goodwill	2,109,719	2,129,203
Long-term advances	651,794	668,756
Other long-term assets	480,144	391,281
Total assets	$13,330,744	$10,589,303
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,499,131	$744,096
Accounts payable	111,142	86,356
Accrued expenses	1,445,840	894,149
Deferred revenue	2,303,373	1,839,323
Current portion of long-term debt, net	46,214	53,415
Current portion of operating lease liabilities	111,090	107,147
Other current liabilities	41,314	72,083
Total current liabilities	5,558,104	3,796,569
Long-term debt, net	5,686,905	4,855,096
Long-term operating lease liabilities	1,448,270	1,445,674
Long-term deferred income taxes	174,083	170,759
Other long-term liabilities	242,811	182,508
Commitments and contingent liabilities
Redeemable noncontrolling interests	262,347	272,449
Stockholders' equity
Common stock	2,218	2,145
Additional paid-in capital	2,903,613	2,386,790
Accumulated deficit	(3,132,813)	(2,676,833)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(170,997)	(177,009)
Total Live Nation stockholders' equity	(404,844)	(471,772)
Noncontrolling interests	363,068	338,020
Total equity	(41,776)	(133,752)
Total liabilities and equity	$13,330,744	$10,589,303

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except share and per share data)
Revenue	$2,698,722	$184,018	$3,565,277	$1,623,795
Operating expenses:
Direct operating expenses	1,969,912	130,749	2,346,998	1,199,126
Selling, general and administrative expenses	446,929	405,934	1,098,676	1,243,307
Depreciation and amortization	101,235	119,938	313,758	364,785
Loss (gain) on disposal of operating assets	(1,148)	208	(1,038)	897
Corporate expenses	44,649	31,630	100,195	80,858
Operating income (loss)	137,145	(504,441)	(293,312)	(1,265,178)
Interest expense	70,407	66,093	210,146	162,781
Interest income	(1,333)	(2,810)	(3,953)	(9,712)
Equity in losses (earnings) of nonconsolidated affiliates	(7,025)	2,615	(4,608)	6,656
Gain from sale of investments in nonconsolidated affiliates	(30,633)	(2,514)	(83,580)	(2,479)
Other expense (income), net	12,441	(8,463)	19,903	(9,043)
Income (loss) before income taxes	93,288	(559,362)	(431,220)	(1,413,381)
Income tax expense (benefit)	6,421	(16,904)	15,095	(49,417)
Net income (loss)	86,867	(542,458)	(446,315)	(1,363,964)
Net income (loss) attributable to noncontrolling interests	39,989	(13,556)	9,665	(82,761)
Net income (loss) attributable to common stockholders of Live Nation	$46,878	$(528,902)	$(455,980)	$(1,281,203)

Basic net income (loss) per common share available to common stockholders of Live Nation	$0.20	$(2.45)	$(2.13)	$(6.08)
Diluted net income (loss) per common share available to common stockholders of Live Nation	$0.19	$(2.45)	$(2.13)	$(6.08)

Weighted average common shares outstanding:
Basic and diluted	216,888,355	212,593,719	215,716,239	211,781,620
Diluted	223,800,400	212,593,719	215,716,239	211,781,620

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$46,878	$(528,902)	$(455,980)	$(1,281,203)
Accretion of redeemable noncontrolling interests	(4,245)	6,990	(4,210)	(5,955)
Basic and diluted net income (loss) available to common stockholders of Live Nation	$42,633	$(521,912)	$(460,190)	$(1,287,158)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2021	2020
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(446,315)	$(1,363,964)
Reconciling items:
Depreciation	167,170	184,391
Amortization	146,588	180,394
Amortization of non-recoupable ticketing contract advances	49,214	38,833
Deferred income tax expense (benefit)	4,365	(22,615)
Amortization of debt issuance costs and discounts	27,916	24,201
Non-cash compensation expense	80,165	106,965
Unrealized changes in fair value of contingent consideration	(6,998)	(25,745)
Equity in losses of nonconsolidated affiliates, net of distributions	6,396	8,266
Provision for uncollectible accounts receivable	(14,006)	48,413
Gain on sale of investments in nonconsolidated affiliates	(83,580)	(2,479)
Other, net	2,015	(12,681)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	(690,105)	406,202
Decrease (increase) in prepaid expenses and other assets	(92,635)	1,793
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,323,448	(1,213,409)
Increase in deferred revenue	551,059	684,532
Net cash provided by (used in) operating activities	1,024,697	(956,903)
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(24,476)	(12,232)
Collections of notes receivable	16,500	13,838
Investments made in nonconsolidated affiliates	(55,246)	(9,728)
Purchases of property, plant and equipment	(103,914)	(187,036)
Cash paid for acquisitions, net of cash acquired	(19,594)	(37,283)
Proceeds from sale of investments in nonconsolidated affiliates	80,593	3,753
Other, net	(5,622)	4,156
Net cash used in investing activities	(111,759)	(224,532)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	904,164	1,608,462
Payments on long-term debt	(93,168)	(24,202)
Contributions from noncontrolling interests	15,985	2,568
Distributions to noncontrolling interests	(25,632)	(31,473)
Purchases and sales of noncontrolling interests, net	(3,273)	(106,971)
Proceeds from exercise of stock options	30,322	18,092
Proceeds from sale of common stock, net of issuance costs	449,415	—
Taxes paid for net share settlement of equity awards	(42,731)	(42,818)
Payments for deferred and contingent consideration	(12,845)	(62,035)
Other, net	84	13
Net cash provided by financing activities	1,222,321	1,361,636
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(48,501)	(20,952)
Net increase in cash, cash equivalents, and restricted cash	2,086,758	159,249
Cash, cash equivalents and restricted cash at beginning of period	2,546,439	2,474,242
Cash, cash equivalents and restricted cash at end of period	$4,633,197	$2,633,491

THIRD QUARTER 2021
Supplemental Earnings Tables
(unaudited)

Free Cash & Cash Used in the Quarter
Changes to the company’s free cash balance from the end of second quarter of 2021 to the end of the third quarter of 2021 were as follows:

(in millions)
Free cash balance at 6/30/2021	$1,103
Operational burn *	(384)
Non-operational cash uses, including capital expenditures, acquisition activity, net advances and interest payments	(197)
Operational contribution margin **	747
Draw down on Term Loan A	400
Equity raise for OCESA acquisition	449
Inflows / (outflows) from timing classification changes between short-term and long-term	(371)
Free cash balance at 9/30/2021	$1,747
* Operational burn is our SG&A and Corporate costs less bonus, severance and bad debt.
** Operational contribution margin is our contribution margin less one-time items (Ticketing refunds, insurance recoveries, and artist advance reserves).

Event-Related Deferred Revenue
The company’s deferred revenue for events over the next 12 months was $1,869 million as of September 30, 2021, compared to $2,125 million as of June 30, 2021. The decrease was due to shows that played off and estimated refunds from Live Nation cash were partially offset by ticket sales in the third quarter and the shift from long-term deferred revenue.

(in millions)
Current Deferred Revenue as of 6/30/2021	$2,125
Shift from long-term deferred revenue to current deferred revenue	280
Adjustment to estimated additional future refunds from Live Nation-held cash	20
Currency impacts	(25)
Ticket sales in the third quarter of 2021	474
Cash from shows that played off	(841)
Estimated refunds from Live Nation cash	(174)
Other / Net	10
Current Deferred Revenue as of 9/30/2021	$1,869

In addition, the company had approximately $101 million of long-term event-related deferred revenue at the end of the third quarter of 2021.